EXHIBIT 99.1
                         ESCROW AGREEMENT

THIS AGREEMENT is dated for reference the 8th day of April, 1994 and made

AMONG:

PACIFIC CORPORATE TRUST COMPANY, a trust company having its principal place of business in the City of Vancouver at 830 - 625
Howe Street, Vancouver, British Columbia; (the "Escrow Agent")

AND:

CONSOLIDATED NEWJAY RESOURCES LTD., a company incorporated under the laws of British Columbia and having an office at 1200 - 1090
West Pender Street, Vancouver, British Columbia; (the "Issuer")

AND:
EACH SHAREHOLDER, as defined in this Agreement; (collectively the "Parties").

WHEREAS the Shareholder has acquired or is about to acquire shares of the Issuer;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholder;

NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.     INTERPRETATION

In this agreement:
       (a) "Acknowledgement" means the acknowledgement and agreement to be bound in the form attached as Schedule A to this agreement;
       (b)  "Act" means the Securities Act, S.B.C. 1985, C. 183;
       (c)  "Exchange" means the Vancouver Stock Exchange;
       (d) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this agreement and attached, not including its appendices, as Schedule B to this agreement;
       (e) "Shareholder" means a holder of shares of the Issuer who executes this agreement or an Acknowledgement;
       (f) "Shares" means the shares of the Shareholder described in Schedule C to this agreement, as amended from time to time in accordance with section 9;

       (g) "Superintendent" means the Superintendent of Brokers appointed under the Act; and
       (h) "Superintendent or the Exchange" means the Superintendent, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.

2.     PLACEMENT OF SHARES IN ESCROW

The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.     VOTING OF SHARES IN ESCROW

Except as provided by section 4(a), the Shareholder may exercise all voting rights attached to the Shares.

4.     WAIVER OF SHAREHOLDERS' RIGHTS

The Shareholder waives the rights attached to the Shares
       (a) to vote the Shares on a resolution to cancel any of the Shares
       (b)  to receive dividends, and
       (c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

5.     ABSTENTION FROM VOTING AS A DIRECTOR

A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.

6.     TRANSFER WITHIN ESCROW

       (1) The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Superintendent or the Exchange.
       (2) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received
       (a) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred, and
       (b) a letter from the Superintendent or the Exchange consenting to the transfer.
       (3) Upon the death or bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.
       (4) Should the Shareholder(s) Kim Morris or Lana Ko cease to be a "principal" (as that term is defined in Local Policy Statement 3-07) of the Issuer, die or become bankrupt, the Shareholder or whatever other person is legally entitled to become the registered owner of the Shares shall, within 60 days of the Shareholder(s) ceasing to be a principal, dying or becoming bankrupt, either complete the transfer of Shares pursuant to section 6 or surrender the Shares for cancellation pursuant to section 8.
       (5)  Should the Shareholder 437581 B.C. Ltd.
       (a) cease to be a "principal" (as that term is defined in Local Policy Statement 3-07) of the Issuer or become bankrupt, the Shareholder or whatever other person that is legally entitled to become the registered owner of the Shares shall, within 60 days of the Shareholder ceasing to be a principal or becoming bankrupt, either complete the transfer of Shares pursuant to section 6 or surrender the Shares for cancellation pursuant to section 8, or
       (b) No longer be controlled by Peter Loretto by virtue of the death of Peter Loretto then the benefits and obligations of this Agreement shall pass to the estate of Peter Loretto.

7.     RELEASE FROM ESCROW

       (1) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2) or surrendered for cancellation pursuant to section 8.
       (2) The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.
       (3) The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.

8.     SURRENDER FOR CANCELLATION

The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer
       (a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,
       (b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years,
       (c) 5 years from the date that the Exchange accepts this Agreement for filing, or
       (d)  where required by sections 6 (4) (5) and (6).

9.     AMENDMENT OF AGREEMENT

       (1) Subject to subsection (2), this agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.
       (2)  Schedule C to this agreement shall be amended upon

       (a)  a transfer of Shares pursuant to section 6,
       (b)  a release of Shares from escrow pursuant to section
7, or
       (c)  a surrender of Shares for cancellation pursuant to
section 8,
       and the Escrow Agent shall note the amendment on the Schedule C in its possession.

10.    INDEMNIFICATION OF ESCROW AGENT

The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this agreement.

11.    RESIGNATION OF ESCROW AGENT

       (1) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.
       (2) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.
       (3) A notice referred to in subsection (1) or (2) shall be in writing and delivered to
       (a)  the Issuer at its address stated above, or
       (b) the Escrow Agent at its address stated above, and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.
       (4)  A copy of a notice referred to in subsection (1) or
(2) shall concurrently be delivered to the Superintendent or the Exchange.
       (5) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (1) or (2) or on such on other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").

       (6) The Issuer shall, before the resignation date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

12.    FURTHER ASSURANCES

The Parties shall execute and deliver all documents and perform any acts necessary to carry out the intent of this agreement.

13.    TIME

Time is of the essence of this agreement.

14.    GOVERNING LAWS

This agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

15.    COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

16.    LANGUAGE

Wherever a singular expression is used in this agreement, that expression is deemed to include the plural or the body corporate where required by the context.

17.    ENUREMENT

This agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

The Parties have executed and delivered this agreement as of the date of reference of this agreement.

The Corporate/Common Seal of         )
PACIFIC CORPORATE TRUST COMPANY      )
was affixed in the presence of:      )
                                     )
/s/ illegible                        )    C/S
Authorized Signatory                 )
/s/ Yasmin Juma                      )
Authorized Signatory                 )

The Corporate/Common Seal of         )
CONSOLIDATED NEWJAY RESOURCES        )
LTD. was affixed in the              )
presence of:                         )
/s/ Kim Morris                       )    C/S
Authorized Signatory                 )
/s/ Lana Ko                          )
Authorized Signatory                 )

Signed, sealed and delivered by      )
KIM MORRIS in the presence of:       )
/s/ Nance McCollom                   )
Name                                 )
838 Riverside Drive                  )    /s/ Kim Morris
Address                              )    KIM MORRIS
North Vancouver, B.C.                )
Landman                              )
Occupation                           )

Signed, sealed and delivered by      )
LANA KO in the presence of:          )
/s/ Nance McCollom                   )
838 Riverside Drive                  )    /s/ Lana Ko
North Vancouver, B.C.                )
Landman                              )
Occupation                           )

The Corporate/Common Seal of         )
437581 B.C. LTD. was affixed         )
in the presence of:                  )
                                     )    C/S
/s/ Peter Loretto                    )
Authorized Signatory                 )

SCHEDULE C TO ESCROW AGREEMENT

NAME OF SHAREHOLDER              NUMBER OF SHARES HELD IN ESCROW

Kim Morris                            10,000 Common

Lana Ko                                5,000 Common

437581 B.C. Ltd.                     453,750 Common

SCHEDULE D TO ESCROW AGREEMENT

UNDERTAKING REQUIRED FROM NON-REPORTING
OR CLOSELY HELD COMPANY

To:    Superintendent of Brokers    or   Vancouver Stock Exchange
       1100 - 865 Hornby Street          609 Granville Street
       Vancouver, B.C.                   Vancouver, B.C.
       V6Z 2H4                           V7Y 1H1

       (if the shares are not            (if the shares are
       listed on the Vancouver           listed on the Vancouver
       Stock Exchange)                   Stock Exchange)

437581 B.C. LTD. (the "Company") undertakes, for the duration of the time that the Company is the registered owner of escrowed shares of CONSOLIDATED NEWJAY RESOURCES LTD. (the "Issuer"),

(a) to effect or permit transfer of ownership in the shares of the Company, or
(b) to allot and issue further shares of any class of shares of the Company only upon receipt of the written consent of the Superintendent of Brokers, if the Issuer's shares are not listed on the Vancouver Stock Exchange (the "Exchange"), or the Exchange, if the Issuer's shares are listed on the Exchange.

Dated at Vancouver, B.C. on April 8, 1994.

The Corporate/Common Seal of         )
437581 B.C. LTD. was affixed         )
in the presence of:                  )
                                     )    C/S
/s/ Peter Loretto                    )
------------------------------       )
Authorized Signatory                 )